                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

         This Amendment No. 2 to Credit Agreement (this "Agreement") dated as of February 18, 2004 is made by and among STEWART ENTERPRISES, INC., a Louisiana corporation having its principal place of business in Metairie, Louisiana ("SEI"), EMPRESAS STEWART-CEMENTERIOS, a Puerto Rican civil partnership having its principal place of business in San Juan, Puerto Rico ("Cementerios"), EMPRESAS STEWART-FUNERARIAS, a Puerto Rican civil partnership having its principal place of business in San Juan, Puerto Rico ("Funerarias" and together with Cementerios and SEI, the "Borrowers"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

                                   WITNESSETH:

         WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of June 29, 2001, as amended by Amendment No. 1 to Credit Agreement dated as of April 25, 2003 by and among the Borrowers, Administrative Agent, the Guarantors signatory thereto and the Lenders signatory thereto (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers various revolving credit and term loan facilities, including a letter of credit facility and a swing line facility; and

         WHEREAS, each of the Guarantors has entered into a Facility Guaranty pursuant to which it has guaranteed the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and

         WHEREAS, the Borrowers have requested that the Pricing Grid with respect to the Term Loan be modified as herein provided, and the Lenders signatory hereto are willing to make the amendment set forth herein on the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the definition of "Pricing Grid" contained in Section 1.1 of the Credit Agreement is hereby amended, effective as of the Amendment Closing Date (as defined below) by deleting the table appearing therein and substituting in lieu thereof the following table:

                                                   APPLICABLE MARGIN FOR    APPLICABLE MARGIN
                                                   EURODOLLAR RATE LOANS   FOR BASE RATE LOANS
                                                   ---------------------   --------------------
                  CONSOLIDATED         APPLICABLE
                    LEVERAGE           COMMITMENT  REVOLVING               REVOLVING
   TIER              RATIO                FEE        LOANS    TERM LOAN      LOANS    TERM LOAN
----------  -------------------------  ----------  ---------  ---------    ---------  ---------
    I       Less than or equal to
            2.50 to 1.00                     0.50%      2.00%      2.50%        1.00%      1.50%

   II       Less than or equal to
            3.00 to 1.00 but
            greater than 2.50 to
            1.00                             0.50%      2.25%      2.50%        1.25%      1.50%

  III       Less than or equal to
            3.50 to 1.00 but
            greater than 3.00 to
            1.00                            0.625%      2.50%      2.50%        1.50%      1.50%

   IV       Greater than 3.50 to
            1.00                            0.625%      2.75%      2.50%        1.75%      1.50%

         2. Conditions Precedent. The effectiveness of this Agreement and the amendment to the Credit Agreement provided in Paragraph 1, are subject to the satisfaction of the following conditions precedent (the day on which such conditions are satisfied being the "Amendment Closing Date"):

         (a) The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

                  (i) eleven (11) original counterparts of this Agreement, duly executed by the Borrowers, the Administrative Agent, each Guarantor, each Term Lender and such other Lenders as are necessary to constitute the Required Lenders;

                  (ii) to the extent determined necessary in the reasonable judgment of the Administrative Agent, resolutions of the Board of Directors of each of the Borrowers and the Guarantors, authorizing this Agreement, certified by the Secretary or Assistant Secretary of the applicable Borrower or Guarantor; and

                  (iii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;

         (b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the Amendment Closing Date, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

         3. Consent of the Guarantors. Each of the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of one or more of the Borrowers pursuant to the Facility Guaranty to which such Guarantor is party and its obligations under each other Loan Documents to which it is a party. Each Guarantor hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Facility Guaranty and each other Loan Document to which such Guarantor is a party and the enforceability of such Facility Guaranty and each such other Loan Document against such Guarantor in accordance with its terms.

         4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Agreement, the Borrowers represent and warrant to the Agent and such Lenders as follows:

                  (a) The representations and warranties made by the Borrowers in Article VIII of the Credit Agreement (after giving effect to this Agreement) and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrowers delivered pursuant to Section 9.1 of the Credit Agreement;

                  (c) There has been no occurrence of any event or events which could reasonably be expected to have a Material Adverse Effect since the date of the most recent financial reports of the Borrowers delivered pursuant to Section 9.1 of the Credit Agreement;

                  (d) The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization, and each such Person has executed and delivered a Facility Guaranty; and

                  (e) No Default or Event of Default has occurred and is continuing either immediately prior to or immediately after the effectiveness of this Amendment.

         5. Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

         6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         8. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of New York.

         9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         10. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither any Borrower nor any Guarantor may assign any rights, powers, duties or obligations hereunder except to the extent expressly permitted under the Credit Agreement.

         12. Expenses. The Borrowers agree to pay to the Administrative Agent all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) incurred or arising in connection with the negotiation and preparation of this Agreement.

                            [SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                        BORROWERS:

                        STEWART ENTERPRISES, INC.

                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Vice President, Secretary and Treasurer


                        EMPRESAS STEWART-CEMENTERIOS
                        By: Stewart Cementerios Puerto Rico Holding II, B.V.,
                            its Managing Partner

                        By: /s/ Kenneth C. Budde
                            ----------------------------------------------------
                        Name:  Kenneth C. Budde
                        Title: Director


                        EMPRESAS STEWART-FUNERARIAS
                        By: Stewart Funerarias Puerto Rico Holding II, B.V.,
                            its Managing Partner

                        By: /s/ Kenneth C. Budde
                            ----------------------------------------------------
                        Name:  Kenneth C. Budde
                        Title: Director

                        GUARANTORS:

                        A. P. BOZA FUNERAL HOME, INC.
                        ABBEY PLAN OF TEXAS, INC.
                        ACME MAUSOLEUM CORPORATION
                        ALL FAITHS MEMORIAL PARK, INC.
                        ALL SOULS MORTUARY, INC.
                        AMLING/SCHROEDER FUNERAL SERVICE, INC.
                        ANDERSON-CLAYTON BROS. FUNERAL HOMES, INC.
                        ANDREW J. MCGANN & SON FUNERAL HOME, INC.
                        ARLINGTON MEMORIAL PARK CEMETERY AND
                             FUNERAL HOME, INC.
                        ASHES TO ASHES, INC.
                        ASSUMPTION MORTUARY, INC.
                        BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
                        BARSTOW FUNERAL HOMES, INC.
                        BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
                        BAY AREA CREMATORY, INC.
                        BELEW FUNERAL HOME, INC.
                        BENJAMIN FRANKLIN P.M., INC.
                        BETH DAVID FUNERAL CHAPEL TAMPA, INC.
                        BETH DAVID MEMORIAL CHAPEL, INC.
                        BLUEBONNET HILLS FUNERAL HOME, INC.
                        BLUEBONNET HILLS MEMORIAL PARK, INC.
                        BOUNDS FUNERAL HOME, INC.
                        BRIGHT-HOLLAND FUNERAL HOME, INC.
                        BRUCE OCALA FUNERAL HOME, INC.
                        BUCHHEIM FAMILY, INC.
                        CALVARY MORTUARY OF LOS ANGELES,
                             CALIFORNIA, INC.
                        CASCADE CREMATORY, INC.
                        CASDORPH & CURRY FUNERAL HOME, INC.
                        CATALINA CHANNEL CREMATION SOCIETY
                        CATAWBA MEMORIAL PARK, INC.
                        CATHOLIC MORTUARY SERVICES, INC.
                        CEDAR HILL CEMETERY COMPANY, INC.
                        CEMETERY MANAGEMENT, INC.
                        CEMETERY SERVICES, INC.
                        CHAPEL HILL CEMETERY, INC.
                        CHAPEL OF THE ROSES, INC.
                        CHAPEL OF THE VALLEY FUNERAL HOME, INC.
                        CHEATHAM HILL MEMORIAL PARK, INC.


                        By:      /s/ Loralice A. Trahan
                                 -----------------------------------------------
                        Name:    Loralice A. Trahan
                        Title:   Assistant Secretary

                        C. J. APPLEGATE AND SONS, INC.
                        CLINCH VALLEY MEMORIAL CEMETERY, INC.
                        CORNELL & DAGGETT, INC.
                        CREMATION SOCIETY NORTHWEST, INC.
                        CRESPO & SONS, INCORPORATED
                        CREST LAWN MEMORIAL GARDENS, INC.
                        CURRY & SON FUNERAL HOME, INC.
                        D.W. NEWCOMER'S SONS, INC.
                        DALTON AND SON FUNERAL HOME, INC.
                        DAVID C. GROSS FUNERAL HOME, INC.
                        DESERT MEMORIAL, INC.
                        DEYOUNG MEMORIAL CHAPEL, INC.
                        DILDAY BROTHERS HUNTINGTON VALLEY
                             MORTUARY
                        DRUID RIDGE CEMETERY COMPANY
                        DUNBAR FUNERAL HOME
                        DUTTON, INC.
                        DWN PROPERTIES, INC.
                        E. R. BUTTERWORTH & SONS
                        EASTERN CEMETERY ASSOCIATES, INC.
                        EASTLAWN CORPORATION
                        EMERALD HILLS FUNERAL CORPORATION
                        EMPRESAS STEWART-FUNERARIAS, INC.
                        EMPRESAS STEWART-CEMENTERIOS, INC.
                        EVANS FUNERAL HOME, INC.
                        EVERGREEN STAPLES FUNERAL CHAPEL, INC.
                        EVERLY FUNERAL HOMES, INCORPORATED
                        EVERLY PFP, INC.
                        FINDLAY CEMETERY, INC.
                        FLORIDA HILLS MEMORIAL GARDENS, INC.
                        FOREST HILLS CEMETERY, INC.
                        FORT LINCOLN CEMETERY, INC.
                        FORT LINCOLN FUNERAL HOME, INC.
                        FUNERAL SECURITY PLANS, INC.
                        GALLERY GRANITE CORPORATION
                        GARDEN OF MEMORIES, INC.
                        GARDINIER COLLETTI MEMORIAL HOME, INC.
                        GARNER FAMILY FUNERAL HOME, INC.
                        GARRETT-HILLCREST, INC.
                        GEORGE WASHINGTON MEMORIAL PARK, INC.
                        GLEN HAVEN MEMORIAL PARK, INC.
                        GOOD SHEPHERD MEMORIAL GARDENS, INC.
                        GORNY & GORNY PATERSON-CLIFTON MORTUARY
                        GREENWOOD CEMETERY, INC.


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        GRIFFIN LEGGETT - CONWAY, INC.
                        GRIFFIN LEGGETT HEALEY & ROTH, INC.
                        GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
                        GRIFFIN-LEGGETT, INC.
                        GROSS FUNERAL HOME, INC.
                        GUARDIAN CREMATION SOCIETY, INC.
                        GUARDIAN FUNERAL HOME, INC.
                        HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
                        HAISTEN FUNERAL HOMES, INC.
                        HIGGINS AND SON FUNERAL HOME, INC.
                        HIGHLAND MEMORIAL GARDENS, INC.
                        HIGHLAND MEMORY GARDENS, INC.
                        HILLCREST MEMORIAL CEMETERY, INC.
                        HILLTOP MEMORIAL PARK, INC.
                        HINES-RINALDI FUNERAL HOME, INC.
                        HOLLY HILL MEMORIAL PARK, INC.
                        HOLY CROSS MORTUARY OF CULVER CITY,
                             CALIFORNIA, INC.
                        HOLY CROSS MORTUARY OF POMONA,
                             CALIFORNIA, INC.
                        HOPSON MORTUARY, INC.
                        HUBBELL FUNERAL HOME AND CREMATORY, INC.
                        J. E. FOUST & SON FUNERAL DIRECTORS, INC.
                        J.P. FINLEY AND SON MORTUARY, INC.
                        JOHN M. TAYLOR FUNERAL HOME, INC.
                        KANAWHA PLAZA PARTNERSHIP
                        KENT R. PALMER, INC.
                        KICLITER FUNERAL HOME, INC.
                        KILGORE-GREEN FUNERAL HOME, INC.
                        KIMES FUNERAL HOME, INC.
                        KIRK & NICE SUBURBAN CHAPEL, INC.
                        KIRK & NICE, INC.
                        KLINGEL-CARPENTER MORTUARY, INC.
                        KNUTSON FUNERAL HOMES, INC.
                        LAKE LAWN METAIRIE FUNERAL HOME
                        LAKE LAWN PARK, INC.
                        LAKEWOOD MEMORIAL PARK, INC.
                        LASSILA FUNERAL CHAPELS, INC.
                        LAUREL LAND FUNERAL HOME OF FORT WORTH,
                             INC.
                        LAUREL LAND FUNERAL HOME, INC.
                        LAUREL LAND MEMORIAL PARK, INC.
                        LAUREL LAND OF FORT WORTH, INC.


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        LEGACY ONE, INC.
                        LINCOLN MEMORIAL MORTUARY, INC.
                        LITTLE BETHEL MEMORIAL PARK, INC.
                        LOI CHARLESTON, INC.
                        LOMBARD & CO.
                        LOUDON PARK CEMETERY COMPANY
                        LOUDON PARK FUNERAL HOME, INC.
                        LYONS FUNERAL HOME, INC.
                        MADCEM OF FLORIDA, INC.
                        MCLAURIN'S FUNERAL HOME, INC.
                        MEMORIAL FUNERAL HOME, INC.
                        MEMORIAL PARK CEMETERY, INC.
                        MEMORIAL SERVICES OF COLUMBIA, INC.
                        MEMORIAL SUNSET PARK, INC.
                        METROCREST FUNERAL HOME, INC.
                        MONTE VISTA BURIAL PARK, INC.
                        MONTICELLO MEMORY GARDENS, INC.
                        MONTLAWN MEMORIAL PARK, INC.
                        MT. JULIET MEMORIAL GARDENS, INC.
                        MURPHY FUNERAL SERVICE, INC.
                        N. D. DAVIS & ASSOCIATES, INC.
                        NATIONAL EXCHANGE TRUST, LTD.
                        NATIONAL FUNERAL SERVICES, INCORPORATED
                        NATIONAL HARMONY MEMORIAL PARK, INC.
                        NAVE FUNERAL HOME OF LEBANON, INC.
                        NEPTUNE SOCIETY OF NEVADA, INC.
                        NISWONGER & REYNOLDS, INC.
                        NULTON-MATTLE & ASHTON FUNERAL HOME, INC.
                        OAKLAWN PARK CEMETERY AND FUNERAL HOME,
                             INC.
                        OTTO REDANZ FUNERAL HOME, INC.
                        PARKLAWN, INC.
                        PARKWOOD MANAGEMENT COMPANY
                        PASADENA FUNERAL HOME, INC.
                        PAULEY FUNERAL HOME, INC.
                        PET HAVEN, INC.
                        PROFESSIONAL FUNERAL SERVICES, INC.
                        QUEEN OF HEAVEN MORTUARY, INC.
                        RENO MEMORIAL, INC.
                        REST HILLS MEMORIAL PARK, INC.
                        RESTLAND FUNERAL HOME, INC.
                        RESTLAND OF DALLAS, INC.
                        RESURRECTION MORTUARY, INC.


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        RICHARD PIERCE FUNERAL SERVICE
                        RIVER CITIES FUNERAL CHAPEL, INC.
                        ROBERTS FUNERAL HOME, INC.
                        ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
                        ROSELAWN MEMORIAL GARDENS, INC.
                        ROYAL PALM MEMORIAL GARDENS, INC.
                        RUNYAN MANGOLD, INC.
                        S.E. ACQUISITION OF ALBUQUERQUE, NEW MEXICO,
                             INC.
                        S.E. ACQUISITION OF BLUE ISLAND, ILLINOIS, INC. S.E. ACQUISITION OF BOONVILLE, MISSOURI, INC. S.E. ACQUISITION OF CALIFORNIA, INC.
                        S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC. S.E. ACQUISITION OF DELANO, CALIFORNIA, INC. S.E. ACQUISITION OF FREDONIA, NEW YORK INC. S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC. S.E. ACQUISITION OF LANCASTER, CALIFORNIA,
                             INC.
                        S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
                        S.E. ACQUISITION OF LOS OSOS MORTUARY AND
                             MEMORIAL PARK, INC.
                        S.E. ACQUISITION OF MALDEN, WEST VIRGINIA,
                             INC.
                        S.E. ACQUISITION OF MUSKOGEE, OKLAHOMA, INC.
                        S.E. ACQUISITION OF MYRTLE CREEK, OREGON,
                             INC.
                        S.E. ACQUISITION OF NEVADA, INC.
                        S.E. ACQUISITION OF OAK LAWN AND ORLAND
                             PARK, ILLINOIS, INC.
                        S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC. S.E. ACQUISITION OF OREGON, INC.
                        S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC. S.E. ACQUISITION OF PENNSYLVANIA, INC.
                        S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
                        S.E. ACQUISITION OF RENO, NEVADA INC.
                        S.E. ACQUISITION OF SANTE FE, NEW MEXICO, INC. S.E. ACQUISITION OF WASHINGTON, INC.
                        S.E. AUSTRALIA, INC.
                        S.E. CEMETERIES OF ALABAMA, INC.
                            (f/k/a Pine Crest Cemetery, Inc.)
                        S.E. CEMETERIES OF LOUISIANA, INC.
                            (f/k/a Metairie Cemetery Association)
                        S.E. CEMETERIES OF NORTH CAROLINA, INC.
                            (f/k/a Memorial Parks, Incorporated)


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        S.E. CEMETERIES OF SOUTH CAROLINA, INC.
                            (f/k/a Oconee Memorial Gardens, Inc.)
                        S.E. CEMETERIES OF VIRGINIA, INC.
                            (f/k/a Wise Corporation)
                        S.E. CEMETERIES OF WEST VIRGINIA, INC.
                            (f/k/a Pleasant View Memory Gardens, Inc.)
                        S.E. CEMETERY MANAGEMENT OF PENNSYLVANIA, INC. S.E. COMBINED SERVICES OF ALABAMA, INC.
                            (f/k/a Lathan Funeral Home, Inc.)
                        S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
                            (f/k/a S.E. Acquisition of Charleston, Inc.)
                        S.E. COMBINED SERVICES OF TENNESSEE, INC.
                            (f/k/a Kingsport Cemetery Corporation)
                        S.E. FUNERAL HOMES OF ALABAMA, INC.
                            (f/k/a Rockco and Son Funeral Home, Inc.)
                        S.E. FUNERAL HOMES OF LOUISIANA, INC.
                            (f/k/a Lake Lawn Metairie Funeral Home, Inc.)
                        S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
                            (f/k/a Johnson Funeral Home, Inc.)
                        S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
                            (f/k/a The Mackey Mortuary, Inc.)
                        S.E. FUNERAL HOMES OF TENNESSEE, INC.
                            (f/k/a Mt. Juliet Funeral Home, Inc.)
                        S.E. FUNERAL HOMES OF VIRGINIA, INC.
                            (f/k/a Fairfax Funeral Home, Inc.)
                        S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
                            (f/k/a Evans Funeral Home, Inc.)
                        S.E. OF MARYLAND, INC.
                        S.E. MID-ATLANTIC, INC.
                        S.E. SOUTH-CENTRAL, INC.
                        S.E. TUCSON, ARIZONA, INC.
                        SAN DIEGO CEMETERY ASSOCIATION
                        SAN FERNANDO MISSION MORTUARY, INC.
                        SANTA BARBARA FUNERAL SERVICES, INC.
                        SANTA CLARA MORTUARY, INC.
                        SCOVERN MORTUARY, A CALIFORNIA
                             CORPORATION
                        SDCA HOLDINGS, INC.
                        SEMORAN FUNERAL HOME, INC.
                        SENTINEL CREMATION SOCIETIES, INC.
                        SIMPLE TRIBUTE OF FLORIDA, INC.
                        SIMPLE TRIBUTE OF TENNESSEE, INC.
                        SIMPLE TRIBUTE, INC.
                        SIMPLICITY PLAN OF CALIFORNIA, INC.


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        SIMPLICITY PLAN OF TEXAS, INC.
                        SINGING HILLS FUNERAL HOME, INC.
                        SOUTH MEMORIAL PARK, INC.
                        SOUTH DADE-PALMS MEMORIAL PARK, INC.
                        SOUTHPARK FUNERAL HOME, INC.
                        STEWART ENTERPRISES (EUROPE), INC.
                        STEWART PRE-NEED SERVICES, INC.
                        STEWART RESOURCE CENTER, INC.
                        STEWART SERVICES, INC.
                        STRICKLIN/SNIVELY MORTUARY
                        STRONG & BURNS FUNERAL HOME, INC.
                        SUNSET HILLS MEMORIAL PARK
                        SUNSET MEMORIAL PARK COMPANY
                        SYLVAN ABBEY MEMORIAL PARK, INC.
                        TABOR'S DESERT HILLS MORTUARY, INC.
                        THE NASHVILLE HISTORIC CEMETERY
                             ASSOCIATION, INC.
                        THE PARKWOOD CEMETERY COMPANY
                        THE SIMPLICITY PLAN, INC.
                        TIME-LOCK INSURANCE AGENCY, INC.
                        TRINITY MEMORIAL GARDENS OF LAKELAND, INC.
                        TURNER CREMATORY, INC.
                        TURNER FUNERAL HOMES, INC.
                        VICTOR V. DESROSIER, INC.
                        WALLACE E. WHITE & HOWARD J. CALLANAN,
                             INC.
                        WALSH & WOOD FUNERAL HOME, INC.
                        WILLIAM W. CHAMBERS, INC.
                        WILSON FUNERAL HOME, INC.
                        WISCONSIN MEMORIAL PARK COMPANY, INC.
                        WOODLAWN MEMORY GARDENS, INC.
                        WOODLAWN PARK CEMETERY COMPANY
                        WOODSIDE CHAPEL OF CRIPPEN & FLYNN
                        WYUKA FUNERAL HOME, INC.
                        WYUKA SIMPLICITY PLAN, INC.


                        By: /s/ Loralice A. Trahan
                            ----------------------------------------------------
                        Name:  Loralice A. Trahan
                        Title: Assistant Secretary

                        ADMINISTRATIVE AGENT:

                        BANK OF AMERICA, N.A., AS AGENT

                        By: /s/ Brian D. Corum
                            ----------------------------------------------------
                        Name: Brian D. Corum
                              --------------------------------------------------
                        Title: Managing Director
                               -------------------------------------------------


             [SIGNATURE PAGES OF LENDOR BANKS INTENTIONALLY OMITTED.